UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K/A


                                 CURRENT REPORT

      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report(Date of earliest event reported): August 23, 2001


                              Argonaut Group, Inc.
              (Exact name of Registrant as specified in its charter)



               Delaware                  0-14950            95-4057601
 ------------------------------          --------           -----------
(State or other jurisdiction of         (Commission        (I.R.S. Employer
 incorporation or organization)          File Number)       Identification No.)



   10101 Reunion Place, Suite 800
   San Antonio, TX                                        78216
   -------------------------------                        -----
   (Address of principal executive offices)             (Zip code)


                                 210.321.8400
             --------------------------------------------------
             (Registrant's telephone number including area code)



                                Not applicable
       ------------------------------------------------------------------
         (Former name and former address, if changed since last report)

Item 2.      Acquisition or Disposition of Assets.

On August 23, 2001, pursuant to an Agreement and Plan of Merger, and Assignment and Assumption Agreement (the "Agreement") dated May 7, 2001 and August 15, 2001 respectively, by and among Argonaut Insurance Company (the "Company"), a California corporation and wholly owned subsidiary of the Registrant, Argonaut Acquisition Corp., a North Carolina corporation and wholly owned subsidiary of the Company ("Merger Subsidiary"), and Front Royal, Inc. ("Front Royal"), a North Carolina corporation, the Registrant acquired all of the outstanding stock of Front Royal through a merger of Merger Subsidiary with and into Front Royal, where Front Royal continued as the surviving corporation and wholly owned subsidiary of the Company. Front Royal operates specialty niche insurance underwriters with particular expertise in excess and surplus lines and workers compensation for targeted types of businesses. Its principal subsidiaries are Colony Insurance Group, located in Richmond, Virginia; Rockwood Casualty Insurance Company, located in Rockwood, Pennsylvania; and The Redwoods Group, a managing general underwriter, headquartered in Morrisville, North Carolina.

The Company paid $165 million cash for all the issued and outstanding stock of Front Royal. Financing for the transaction was provided by the Company's invested assets. The purchase price was determined pursuant to arms-length negotiations among the constituent corporations. The acquisition will be treated as a purchase for accounting purposes.

There were, and are to date, no material relationships between the Registrant, the Company and its subsidiaries, officers, directors or affiliates and Front Royal.

                                                                          Page
Item 7. Financial Statements and Exhibits.                                Number
                                                                          ------
        (a) Financial statements of business acquired.

            The following financial statements of Front Royal, Inc. and Subsidiaries are filed as part of this report:

            Condensed Consolidated Balance Sheet at June 30, 2001 (Unaudited)..4

            Condensed Consolidated Statements of Income for the Six Months
            Ended June 30, 2001 (Unaudited)................................... 5

            Report of Independent Auditors.....................................6

            Consolidated Balance Sheets at December 31, 2000 and
            1999 (Audited).....................................................7

            Consolidated Statements of Income for the Years Ended
            December 31, 2000 and 1999 (Audited)...............................9

            Consolidated Statements of Shareholder's Equity for the Years
            Ended December 31, 2000 and 1999 (Audited)........................10

            Consolidated Statements of Cash Flows for the Years Ended
            December 31, 2000 and 1999 (Audited)..............................11

            Notes to Consolidated Financial Statements........................12

        (b) Pro forma financial information.

            The following pro forma condensed consolidated financial statements of the Registrant are filed as part of this report:

            Introduction .....................................................42

            Unaudited Pro Forma Condensed Consolidated Balance Sheet at
            June 30, 2001 (Unaudited) ........................................43

            Unaudited Pro Forma Condensed Consolidated Statements of Income
            For the Year Ended June 30, 2001 (Unaudited)......................44

            Unaudited Pro Forma Condensed Consolidated Statements of Income
            For the Six Months  Ended December 31, 2000 (Unaudited)...........45

            Notes to Unaudited Proforma Condensed Financial Statements........46

        (c) Exhibits.

        Exhibit
        Number    Description
        -------   -------------------------------------------------------------

        2.1 Agreement and Plan of Merger By and Among Argonaut Insurance Company, Argonaut Midwest Insurance Company, Argonaut Acquisition Corp. and Front Royal, Inc. dated as of May 7, 2001, (incorporated by reference to Exhibit 10.11 to the Registrant's Form 10-Q filed with the Securities and Exchange Commission on May 14, 2001).

        2.2 Assignment and Assumption Agreement (incorporated by reference to Exhibit 2.2 to the Registrant's Form 8K filed with the Securities and Exchange Commission on September 4, 2001).

        23.1      Consent of Ernst & Young LLP, Independent Auditors


This document contains "forward looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation and regulations, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward looking statements.

                                Front Royal, Inc.
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)

                                                                           June 30
                                                                             2001
                                                                     ---------------------
Assets
Investments:
   Fixed maturity securities:
     Available-for-sale at fair value (amortized cost:
       2001, $269,868,902; 2000, $200,680,488)                        $    274,696,369
     Held-to-maturity at amortized cost (fair value:
       2000, $52,964,747)                                                            -
   Equity securities at fair value (cost:  2001,
     $33,554,500; 2000, $35,660,654)                                        36,619,960
   Short-term investments                                                   34,650,636
   Other long-term investments (cost:  2001,
     $4,110,198; 2000, $3,891,847)                                           3,996,958
                                                                     ---------------------
Total investments                                                          349,963,923

Cash                                                                        12,123,248
Accrued investment income                                                    3,482,011
Reinsurance recoverable on unpaid loss and loss adjustment expenses
                                                                            37,685,395
Reinsurance recoverable on paid loss and loss adjustment expenses
                                                                             1,669,326
Premiums receivable and agents' balances                                    27,423,167
Deferred policy acquisition costs                                           19,600,516
Intangible assets, net                                                      11,254,792
Deferred tax assets                                                          8,849,624
Other assets                                                                13,280,775

                                                                     ---------------------
Total assets                                                          $    485,332,777
                                                                     =====================

Liabilities and shareholder' equity
Reserve for losses and loss adjustment expenses                       $    232,470,369
Unearned premiums                                                           75,265,853
Accrued expenses                                                             8,912,844
Accrued preferred stock dividends                                            1,356,250
Accrued policyholder' dividends                                              3,466,659
Other liabilities                                                           27,128,396
                                                                     ---------------------
                                                                           348,600,371

Debt                                                                        32,267,566
                                                                     ---------------------
Total liabilities                                                          380,867,937

Redeemable  Convertible  Preferred  Stock,  stated  value  $100  per share,  155,000  shares  authorized and 125,000 shares issued and
   outstanding                                                              12,500,000

Common shareholders' equity:

   Common Stock - Class A, no par value, 20,000,000 shares
     authorized and 5,279,937 and 5,279,938 shares issued and
     outstanding, respectively                                               3,192,925
   Common Stock - Class B, no par value, 700,000 shares authorized and 208,909 shares issued and outstanding
                                                                               148,051
   Common Stock - Class C, no par value, liquidation preference value of $4.00 per share, 3,500,000 shares authorized and
     3,248,300 shares issued and outstanding
                                                                            12,993,200
                                                                     ---------------------
                                                                            16,334,176

   Retained earnings                                                        70,573,867
   Accumulated other comprehensive income                                    5,056,797
                                                                     ---------------------
Total common shareholder' equity                                            91,964,840
                                                                     ---------------------
                                                                           104,464,840
                                                                     ---------------------
Total liabilities, redeemable convertible preferred stock and
   common shareholders' equity                                        $    485,332,777
                                                                     =====================

                               Front Royal, Inc.
                   Condensed Consolidated Statements of Income
                                   (Unaudited)


                                                                Six Months Ended
                                                                     June 30
                                                                       2001
                                                             -------------------
Revenues:
Net premiums earned                                              $   71,437,110
Net investment income                                                 9,712,345
Net realized gains/(losses) on investments                              566,558
Other income                                                          1,476,365
                                                              ------------------
   Total revenues                                                    83,192,378

Losses and expenses:
Net losses and loss adjustment expenses                              48,012,046
Policy acquisition costs amortized                                   21,490,223
Other underwriting expenses                                           2,861,040
Dividends to policyholders                                              818,290
Interest expense                                                      1,561,504
Other operating costs and expenses                                    1,820,162
                                                              ------------------
   Total losses and expenses                                         76,563,265
                                                              ------------------
Income before federal income taxes                                    6,629,113
Federal income tax expense:
   Current                                                            2,044,012
   Deferred                                                              81,214
                                                              ------------------
         Total federal income tax expense                             2,125,226
                                                              ------------------

Net income                                                            4,503,887

Dividends to redeemable convertible
  preferred shareholders                                                437,500
                                                              ------------------
Net income available to common shareholders                      $    4,066,387
                                                              ==================

Net income per share - basic                                             $0.47
                                                              ==================

Net income per share - diluted                                           $0.38
                                                              ==================

Report of Independent Auditors

Board of Directors and Shareholders
Front Royal, Inc.


We have audited the accompanying consolidated balance sheets of Front Royal, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in redeemable convertible preferred stock and common shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Front Royal, Inc. at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.


Ernst & Young LLP


Richmond, Virginia
February 19, 2001

                                Front Royal, Inc.
                           Consolidated Balance Sheets

                                                                                    December 31
                                                                              2000                  1999
                                                                     --------------------------------------
Assets
Investments:
   Fixed maturity securities:

     Available-for-sale at fair value (amortized cost:
       2000, $200,680,488; 1999, $204,568,545)                       $     202,722,896    $    199,601,772
     Held-to-maturity at amortized cost (fair value:
       2000, $52,964,747; 1999, $58,782,195)                                52,748,781          60,338,473
   Equity securities at fair value (cost:2000,
     $35,660,654; 1999, $12,541,295)                                        37,749,047          12,540,405
   Short-term investments                                                   43,817,586          44,220,687
   Other long-term investments                                               3,829,030           6,554,712
                                                                     --------------------------------------
Total investments                                                          340,867,340         323,256,049

Cash                                                                         4,969,894          17,345,986
Accrued investment income                                                    3,467,911           3,450,398
Reinsurance recoverable on unpaid loss and loss adjustment expenses
                                                                            39,314,229          35,803,338
Reinsurance recoverable on paid loss and loss adjustment expenses
                                                                             2,737,098           2,140,872
Premiums receivable and agents' balances                                    25,479,029          20,104,763
Deferred policy acquisition costs                                           16,675,682          14,315,253
Intangible assets, net                                                      11,632,685          13,170,835
Deferred tax assets                                                         10,252,960          12,387,000
Other assets                                                                 9,521,865           7,689,640

                                                                     --------------------------------------
Total assets                                                         $     464,918,693    $    449,664,134
                                                                     ======================================


See accompanying notes.

                                Front Royal, Inc.
                           Consolidated Balance Sheets

                                                                                              December 31
                                                                                       2000                  1999
                                                                                --------------------------------------
Liabilities and shareholders' equity
Reserve for losses and loss adjustment expenses                                 $     228,228,056   $     244,673,339
Unearned premiums                                                                      62,614,400          52,331,605
Accrued expenses                                                                       11,190,919           9,481,087
Accrued preferred stock dividends                                                       3,500,000           3,255,000
Accrued policyholders' dividends                                                        3,011,890           3,000,915
Other liabilities                                                                      23,417,532          17,213,028
                                                                                --------------------------------------
                                                                                      331,962,797         329,954,974

Debt                                                                                   35,892,566          38,392,566
                                                                                --------------------------------------
Total liabilities                                                                     367,855,363         368,347,540
                                                                                --------------------------------------

Redeemable Convertible Preferred Stock, stated value $100 per share,
   155,000 shares authorized and 125,000 and 155,000 shares issued and
   outstanding in 2000 and 1999, respectively                                          12,500,000          15,500,000

Common shareholders' equity:

   Common Stock - Class A, no par value, 20,000,000 shares authorized and
     5,279,938 and 6,751,179 shares issued and outstanding in 2000 and 1999,
     respectively                                                                       3,192,925          17,965,358

   Common Stock - Class B, no par value, 700,000 shares authorized and
     208,909 and 218,482 shares issued and outstanding in 2000 and 1999,
     respectively                                                                         148,051             219,848

   Common Stock - Class C, no par value, liquidation preference value of
     $4.00 per share, 3,500,000 shares authorized and 3,248,300 shares issued
     and outstanding in 2000 and 1999                                                  12,993,200          12,993,200
                                                                                --------------------------------------
                                                                                       16,334,176          31,178,406

   Notes receivable from officers                                                             -               (52,925)
   Retained earnings                                                                   65,585,455          37,927,833
   Accumulated other comprehensive income/(expense)                                     2,643,699          (3,236,720)
                                                                                --------------------------------------
Total common shareholders' equity                                                      84,563,330          65,816,594
                                                                                --------------------------------------
                                                                                       97,063,330          81,316,594
                                                                                --------------------------------------
Total liabilities, redeemable convertible preferred stock and
   common shareholders' equity                                                  $     464,918,693   $     449,664,134
                                                                                ======================================

See accompanying notes.

                                Front Royal, Inc.
                        Consolidated Statements of Income



                                                                         Year ended December 31
                                                                2000                1999              1998
                                                        -------------------------------------------------------
Revenues
Net premiums earned                                          $119,747,114       $111,049,215       $ 91,800,894
Net investment income                                          20,520,403         19,548,943         18,267,633
Net realized (losses)/gains on investments                       (387,746)        (1,845,506)         1,566,923
Other income                                                    4,446,455          3,159,862          1,192,858
                                                        -------------------------------------------------------
         Total revenues                                       144,326,226        131,912,514        112,828,308

Losses and expenses
Net losses and loss adjustment expenses                        48,995,731         62,615,721         55,775,238
Policy acquisition costs amortized                             34,884,659         31,235,329         26,576,313
Other underwriting expenses                                     8,226,742          8,202,824          6,345,729
Dividends to policyholders                                      1,155,399          1,706,629          2,239,261
Interest expense                                                3,551,031          3,458,753          3,633,919
Other operating costs and expenses                              5,487,803          3,564,390          1,922,417
                                                        -------------------------------------------------------
   Total losses and expenses                                  102,301,365        110,783,646         96,492,877
                                                        -------------------------------------------------------
Income before federal income taxes                             42,024,861         21,128,868         16,335,431
Federal income tax expense/(benefit):
   Current                                                     14,386,221          5,981,949          3,430,518
   Deferred                                                      (998,982)         1,009,980          1,757,986
                                                        -------------------------------------------------------
         Total federal income tax expense                      13,387,239          6,991,929          5,188,504
                                                        -------------------------------------------------------

Net income                                                     28,637,622         14,136,939         11,146,927

Dividends to redeemable convertible preferred
   shareholders                                                   980,000          1,085,000          1,085,000
                                                        -------------------------------------------------------
Net income available to common shareholders
                                                             $ 27,657,622       $ 13,051,939       $ 10,061,927
                                                        =======================================================

Net income per share - basic                                        $2.92              $1.31              $1.05
                                                        =======================================================

Net income per share - diluted                                      $2.25              $1.03              $0.84
                                                        =======================================================

See accompanying notes.

                                Front Royal, Inc.
          Consolidated Statements of Changes in Redeemable Convertible Preferred
                      Stock and Common Shareholders' Equity

                                                         Common Shareholders' Equity
                                                    ----------------------------------------
                                        Redeemable
                                        Convertible             Common Stock
                                                    --------------------------------------
                                        Preferred
                                          Stock       Class A       Class B      Class C
                                       ------------ ------------- ------------ ------------
Balances at December 31, 1997          $15,500,000  $13,739,979    $557,348    $12,826,814
   Net income                                    -            -           -              -
   Other comprehensive
     income, net of tax:
       Net unrealized gains                      -            -           -              -
         Total comprehensive income              -            -           -              -
   Issuance of common stock                      -    3,500,000           -              -
   Issuance of warrants                          -      650,000           -              -
   Payments on notes receivable                  -            -           -         54,341
   Accrual of preferred dividends                -            -           -              -
                                       ------------ ------------- ------------ ------------
Balances at December 31, 1998           15,500,000   17,889,979     557,348     12,881,155
   Net income                                    -            -           -              -
   Other comprehensive
     expense, net of tax:
       Net unrealized losses                     -            -           -              -
         Total comprehensive income              -            -           -              -
   Exercise of warrants                          -      155,306           -              -
   Repurchase of common stock                    -      (79,927)   (337,500)             -
   Payments on notes receivable                  -            -           -         59,120
   Accrual of preferred dividends                -            -           -              -
                                       ------------ ------------- ------------ ------------
Balances at December 31, 1999           15,500,000   17,965,358     219,848     12,940,275
   Net income                                    -            -           -              -
   Other comprehensive
     income, net of tax:
       Net unrealized gains                      -            -           -              -
         Total comprehensive income              -            -           -              -
   Repurchase of common stock                    -  (11,034,308)    (71,797)             -
   Repurchase of redeemable
convertible preferred stock             (3,000,000)     (15,000)          -              -
   Cancellation of warrants                      -   (3,723,125)          -              -
   Payments on notes receivable                  -            -           -         52,925
   Accrual of preferred dividends                -            -           -              -
                                       ------------ ------------- ------------ ------------
Balances at December 31, 2000          $12,500,000   $3,192,925    $148,051    $12,993,200
                                       ============ ============= ============ ============

                                       Common Shareholders' Equity
                                       ----------------------------
                                                     Accumulated
                                                        Other
                                        Retained     Comprehensive
                                        Earnings    Income/(Expense)    Total
                                       ------------ ---------------- -----------
Balances at December 31, 1997          $14,813,967    $3,323,891    $60,761,999
                                                                    ------------
   Net income                           11,146,927             -     11,146,927
   Other comprehensive
     income, net of tax:
       Net unrealized gains                      -       606,856        606,856
                                                                    ------------
         Total comprehensive income              -             -     11,753,783
                                                                    ------------
   Issuance of common stock                      -             -      3,500,000
   Issuance of warrants                          -             -        650,000
   Payments on notes receivable                  -             -         54,341
   Accrual of preferred dividends       (1,085,000)            -     (1,085,000)
                                       ------------ --------------- ------------
Balances at December 31, 1998           24,875,894     3,930,747     75,635,123
                                                                    ------------
   Net income                           14,136,939             -     14,136,939
   Other comprehensive
     expense, net of tax:
       Net unrealized losses                     -    (7,167,467)    (7,167,467)
                                                                    ------------
         Total comprehensive income              -             -     6,969,472
                                                                    ------------
   Exercise of warrants                          -             -        155,306
   Repurchase of common stock                    -             -       (417,427)
   Payments on notes receivable                  -             -         59,120
   Accrual of preferred dividends       (1,085,000)            -     (1,085,000)
                                       ------------ --------------- ------------
Balances at December 31, 1999           37,927,833    (3,236,720)    81,316,594
                                                                    ------------
   Net income                           28,637,622             -     28,637,622
   Other comprehensive
     income, net of tax:
       Net unrealized gains                      -     5,880,419      5,880,419
                                                                    ------------
         Total comprehensive income              -             -     34,518,041
                                                                    ------------
   Repurchase of common stock                    -             -    (11,106,105)
   Repurchase of redeemable
    convertible preferred stock                  -             -     (3,015,000)
   Cancellation of warrants                      -             -     (3,723,125)
   Payments on notes receivable                  -             -         52,925
   Accrual of preferred dividends         (980,000)            -       (980,000)
                                       ------------ --------------- ------------
Balances at December 31, 2000          $65,585,455    $2,643,699    $97,063,330
                                       ============ =============== ============

See accompanying notes.

                                Front Royal, Inc.
                      Consolidated Statements of Cash Flows

                                                                            Year ended December 31
                                                                    2000             1999            1998
                                                               ------------------------------------------------
Operating activities
Net income                                                        $28,637,622     $14,136,939      $11,146,927
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Amortization of policy acquisition costs                      34,884,659      31,235,329       26,576,313
     Policy acquisition costs deferred                            (37,245,088)    (31,170,617)     (26,672,877)
     Net realized losses/(gains) on investments                       387,746       1,845,506       (2,549,923)
     Provision for depreciation and amortization                     (506,009)       (190,071)        (245,514)
     Non-cash interest expense                                        227,514         216,679          526,686
     Amortization of goodwill                                         346,638         405,412          167,487
     Deferred federal income tax (benefit)/expense                   (998,982)      1,009,980        1,757,986
     Change in operating assets and liabilities:
       Unearned premiums                                           10,282,795      (2,289,192)       1,044,824
       Accrued investment income                                      (17,513)        277,498          125,647
       Reserve for losses and loss adjustment expenses            (16,445,283)     12,897,184        6,914,545
       Reinsurance recoverable and payable                         (1,937,332)     (7,986,086)      (1,965,316)
       Federal income tax payable                                   2,282,038       1,599,750          197,392
       Receivables, payables and accrued expenses                  (1,448,504)      1,082,656          874,919
       Other                                                       (1,478,108)        276,511          715,238
                                                               ------------------------------------------------
Net cash provided by operating activities                          16,972,193      23,347,478       18,614,334

Investing activities Securities available-for-sale:
   Purchases - fixed maturities and equities                      (63,885,912)   (197,328,614)    (167,235,324)
   Sales - fixed maturities and equities                           29,610,714     179,223,457      122,109,974
   Maturities and calls - fixed maturities                         14,836,340      24,988,438       18,597,492
Securities held-to-maturity:
   Maturities and calls - fixed maturities                          7,880,713      12,972,693       36,899,741
   Net purchases of short-term investments                            403,100     (19,079,969)        (931,875)
Other long - term investments                                        (837,135)     (6,554,712)               -
Acquisitions, net of cash acquired                                          -               -      (32,769,453)
                                                               ------------------------------------------------
Net cash used in investing activities                             (11,992,180)     (5,778,707)     (23,329,445)

Financing activities
Proceeds from bank borrowings                                               -               -       10,000,000
Proceeds from issuance of common stock                                      -         155,306                -
Repurchase of common stock                                        (11,106,105)       (417,427)               -
Repurchase of preferred stock                                      (3,750,000)              -                -
Repayment of debt                                                  (2,500,000)     (4,777,864)      (3,375,000)
                                                               ------------------------------------------------
Net cash (used in)/provided by financing activities               (17,356,105)     (5,039,985)       6,625,000
                                                               ------------------------------------------------
(Decrease)/Increase in cash                                       (12,376,092)     12,528,786        1,909,889
Cash at beginning of year                                          17,345,986       4,817,200        2,907,311
                                                               ------------------------------------------------
Cash at end of year                                            $4,969,894      $17,345,986      $4,817,200
                                                               ================================================

See accompanying notes.

                                Front Royal, Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 2000


1. Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States and include the accounts and operations of Front Royal, Inc. and its wholly-owned subsidiaries. The Company's subsidiaries include the Colony Group, the Rockwood Group, and The Redwoods Group, Inc. ("Redwoods"). The Colony Group includes both Colony Insurance Company ("Colony") and Preferred National Insurance Company ("Preferred National"). The Rockwood Group includes Rockwood Casualty Insurance Company ("Rockwood Casualty").

Significant intercompany accounts and transactions have been eliminated. The accounts of the acquired subsidiaries are included in the consolidated financial statements from their respective dates of acquisition. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions may be subject to change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

Business Operations and Organization

Front Royal, Inc., the parent, was incorporated in September 1990 and commenced operations in 1992.

Colony is a Virginia-domiciled insurer that was incorporated in 1962. Colony provides commercial property and casualty insurance on both an admitted and non-admitted basis throughout most of the United States, focusing primarily on specialty excess and surplus lines.

Preferred National is a Virginia-domiciled insurer that was incorporated in 1988. Preferred National provides commercial property and casualty insurance on both an admitted and non-admitted basis in certain states.

Rockwood Casualty is a Pennsylvania-domiciled insurer that was incorporated in 1990. Rockwood Casualty provides commercial property and casualty insurance primarily in Pennsylvania and Maryland. Rockwood Casualty specializes in underwriting workers' compensation coverage for commercial and mining risks.

                                Front Royal, Inc.
             Notes to Consolidated Financial Statements (continued)


1. Accounting Policies (continued)

Redwoods is a commercial specialty insurance managing general underwriter acquired by the Company in 1998. Redwoods provides insurance products and services to a small number of narrowly defined customer groups across the United States.

Investments

Management determines the appropriate classification of its investments in fixed maturity securities at the time of purchase. Fixed maturity securities are classified as held-to-maturity when the Company has the positive intent and ability to hold these securities to maturity. Fixed maturity securities not classified as held-to-maturity and all equity securities are classified as available-for-sale. The Company records the following for its entire portfolio:

     The  amortized   cost  of  fixed   maturity   securities  is  adjusted  for
     amortization of premiums and accretion of discounts. This amortization or accretion is included in net investment income.


     For the mortgage-backed bond portion of the fixed maturity securities portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the estimated economic life is recalculated and the remaining unamortized premium or discount is amortized prospectively over the remaining economic life.

     Realized gains and losses on sales of investments and declines in value considered to be other-than-temporary are recognized in operations on the specific identification basis for fixed maturity securities and on the first-in, first-out basis for equity securities.

     For the held-to-maturity portion of its portfolio, the Company records its securities at amortized cost.

     For the available-for-sale portion of its portfolio, the Company records its securities at fair value. Changes to this fair value are recorded as unrealized gains or losses, net of deferred taxes, directly in shareholders' equity with no corresponding effect on net income.

     Short-term investments are reported at cost and include investments with initial maturities of one year or less.

Premiums

Premiums are earned on a pro rata basis over the terms of the policies, generally twelve months. The portion of premiums written applicable to the unexpired terms of the policies in force is recorded as unearned premiums.

Workers' compensation premiums based on payroll reporting are recorded as written when payroll reports are received from the insured or are estimated if reports have not been received.

Workers' compensation premiums on policies with deferred installment payment plans are recorded as written when individual installments are billed.

Participating Policies

Participating business (which is written for the Company only by Rockwood Casualty) represents approximately 5.1% and 5.9% of net written premiums and 5.5% and 5.8% of net earned premiums for the years ended December 31, 2000 and 1999, respectively. The amount of dividends to be paid on these policies is determined based on the terms of the individual policies.

Policy Acquisition Costs

Acquisition costs, consisting principally of agents' commissions and premium taxes, are deferred and amortized over the period in which the related premiums are earned, generally twelve months. Commissions related to insurance risks ceded to other insurance companies are recorded as a reduction to deferred policy acquisition costs. Contingent commissions or other equivalent amounts payable to agents pursuant to contractual profit sharing agreements are accrued based on the experience of the underlying business.

Reserve for Losses and Loss Adjustment Expenses

Loss and loss adjustment expense reserves represent the estimated ultimate net cost of all reported and unreported losses incurred through December 31. The Company does not discount loss and loss adjustment expense reserves (except for Rockwood Group's workers' compensation coverages, which are discounted at a 4%
rate). The reserve for losses and loss adjustment expenses are estimated using individual case-basis valuations and statistical analyses. Those estimates are subject to the effects of trends in loss severity and frequency. Workers' compensation reserve estimates in particular are subject to a significant degree of inherent variability due to the effects of external factors such as legislative reform and general economic conditions. Although management believes that the reserve for losses and loss adjustment expenses is reasonable, it is possible that the Company's actual incurred losses and loss adjustment expenses will not conform to the assumptions inherent in the determination of these reserves. Accordingly, the ultimate settlement of losses and the related loss adjustment expenses may vary significantly from the estimates included in the Company's financial statements. These estimates are reviewed continually by management and annually by independent professional consultants and are adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Reinsurance

The Company cedes reinsurance to control its exposure to potential losses arising from large risks, to provide additional capacity for growth and to provide for greater diversification of business. This reinsurance is contracted under excess of loss and quota-share reinsurance contracts.

Reinsurance premiums, commissions, and expense reimbursements on reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. All reinsurance receivables and prepaid reinsurance premiums are reported as assets.

Goodwill

Excess of purchase price over net assets of business acquired (i.e., goodwill) is amortized on a straight-line basis over periods up to 20 years. The carrying value of goodwill is periodically reviewed by the Company based on the expected future undiscounted operating cash flows of the related business unit. The Company believes that no impairment of goodwill exists at December 31, 2000.

Excess of net assets of business acquired over the related purchase price (i.e., negative goodwill) is amortized on a straight-line basis over a 10-year period.

Income Taxes

Deferred tax assets and liabilities are recognized for the expected future tax effects attributable to temporary differences between the financial reporting and tax basis of assets and liabilities, based on enacted tax rates and other provisions of tax laws.

Accounting Changes

Effective January 1, 1999, the Company adopted Statement of Position 97-3, Accounting by Insurance and Other Enterprises for Insurance Related Assessments ("SOP 97-3"). SOP 97-3 provides guidance on when an insurance enterprise should recognize a liability for assessments related to insurance activities, including those by state guaranty funds and workers' compensation funds. The provisions of this statement had little effect on the Company's results of operations or financial position.

The Company adopted Financial Accounting Standards Board Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ("Statement 133") effective January 1, 2000. The Company had no derivative financial instruments at December 31, 2000 or 1999 and does not anticipate more than minimal use of derivatives in the future. Accordingly, the Company does not anticipate that the new statement will have a significant effect on its earnings or financial position.

2. Investments

The Company's investments at December 31 are summarized as follows:

                                         Cost or          Gross           Gross
                                        Amortized       Unrealized     Unrealized         Fair
                                          Cost            Gains          Losses           Value
                                    ------------------------------------------------------------------
2000
Available-for-sale
   Corporate bonds                     $  76,388,042     $   606,086   $(1,265,163)    $  75,728,965
   U.S. Government bonds                  36,320,041         809,804       (17,378)       37,112,467
   Non-U.S. Government bonds               3,879,599          48,535             -         3,928,134
   Mortgage-backed bonds                  84,092,806       2,155,940      (295,416)       85,953,330
                                    ------------------------------------------------------------------
Total fixed maturity securities          200,680,488       3,620,365    (1,577,957)      202,722,896

   Equity securities                      35,660,654       5,550,948    (3,462,555)       37,749,047
                                    ------------------------------------------------------------------
Total available-for-sale                 236,341,142       9,171,313    (5,040,512)      240,471,943
                                    ------------------------------------------------------------------

Held-to-maturity
   Corporate bonds                        10,364,331          50,442       (98,266)       10,316,507
   U.S. Government bonds                   2,134,962          19,738       (27,800)        2,126,900
   State and municipal bonds              22,819,070         514,746        (1,270)       23,332,546
   Mortgage-backed bonds                  17,430,418          10,600      (252,224)       17,188,794
                                    ------------------------------------------------------------------
Total held-to-maturity                    52,748,781         595,526      (379,560)       52,964,747

Other long-term investments                3,891,847               -       (62,817)        3,829,030
Short-term investments                    43,817,586               -             -        43,817,586
                                    ------------------------------------------------------------------
Total investments                       $336,799,356      $9,766,839   $(5,482,889)     $341,083,306
                                    ==================================================================

1999
Available-for-sale
   Corporate bonds                     $  87,715,412     $   144,928   $(3,006,596)    $  84,853,744
   U.S. Government bonds                  40,355,983         124,778      (570,635)       39,910,126
   Non-U.S. Government bonds               2,461,570           3,106       (68,029)        2,396,647
   Mortgage-backed bonds                  74,035,580         183,142    (1,777,467)       72,441,255
                                    ------------------------------------------------------------------
Total fixed maturity securities          204,568,545         455,954    (5,422,727)      199,601,772

   Equity securities                      12,541,295       1,352,827    (1,353,717)       12,540,405
                                    ------------------------------------------------------------------
Total available-for-sale                 217,109,840       1,808,781    (6,776,444)      212,142,177
                                    ------------------------------------------------------------------

Held-to-maturity
   Corporate bonds                        12,421,452          29,723      (268,957)       12,182,218
   U.S. Government bonds                   2,373,384             267      (107,023)        2,266,628
   State and municipal bonds              23,583,683          76,393      (320,734)       23,339,342
   Mortgage-backed bonds                  21,959,954           1,404      (967,351)       20,994,007
                                    ------------------------------------------------------------------
Total held-to-maturity                    60,338,473         107,787    (1,664,065)       58,782,195

Other long-term investments                6,554,712               -             -         6,554,712
Short-term investments                    44,220,687               -             -        44,220,687
                                    ------------------------------------------------------------------
Total investments                       $328,223,712      $1,916,568   $(8,440,509)     $321,699,771
                                    ==================================================================

The fair values of fixed maturity and equity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services.

The amortized cost and estimated fair value of investments in fixed maturities at December 31, 2000 are as follows:

                       Available-for-Sale            Held-to-Maturity
                           Securities                   Securities                      Total
                  -----------------------------------------------------------------------------------------
                     Amortized        Fair       Amortized        Fair         Amortized        Fair
                       Cost          Value          Cost          Value          Cost           Value
                  -----------------------------------------------------------------------------------------
Maturity:
Due in 2001       $  13,541,199  $  13,569,399  $  4,386,230   $  4,383,749  $  17,927,429 $  17,953,148
Due in 2002-2005     63,064,654    63,455,553      9,462,097      9,544,443     72,526,751    72,999,996
Due in 2006-2010     39,119,584    38,887,157     13,223,845     13,477,087     52,343,429    52,364,244
Due after 2010          862,245       857,457      8,246,191      8,370,674      9,108,436     9,228,131
                  -----------------------------------------------------------------------------------------
                  -----------------------------------------------------------------------------------------
                    116,587,682   116,769,566     35,318,363     35,775,953    151,906,045   152,545,519
Mortgage-backed
   securities        84,092,806    85,953,330     17,430,418     17,188,794    101,523,224   103,142,124
                  -----------------------------------------------------------------------------------------
Total              $200,680,488  $202,722,896    $52,748,781    $52,964,747   $253,429,269  $255,687,643
                  =========================================================================================

The foregoing data is based on the contractual maturities of the securities. Actual maturities may differ for some securities because borrowers have the right to call or prepay obligations with or without penalties.

During 1999, the Company loaned $1,500,000 and $3,500,000 to entities controlled by an individual who was a principal of one of the sellers of Rockwood Casualty. The notes provide for interest at the Company's cost of capital and repayments in 48 equal monthly installments beginning January 2001. These notes are classified as other long-term investments in the accompanying balance sheets. The notes are secured by a pledge of 400,000 warrants of the Company's Class A Common Stock (at an exercise price of $2.50 per share). In addition, the borrowers agreed to waive up to $3,200,000 of dividends on the Company's Redeemable Convertible Preferred Stock in connection with (i) any merger, asset sale, tender or exchange offer or other business combination or (ii) an underwritten public offering of equity securities of the Company, in each case that is consummated within the four-year period following the date of funding. The waiver is subject to the sale or conversion proceeds of the Redeemable Convertible Preferred Stock being sufficient to repay certain of the borrowers' then outstanding debt and certain other conditions.

During 2000, the borrower consented to the cancellation of the 400,000 warrants in settlement of the $3,500,000 note and related accrued interest. Accordingly, the Company reduced the receivable balance to zero and charged shareholders' equity $3,723,100, including $223,100 for accrued interest.

Major categories of the Company's net investment income are summarized as follows:

                                                  Year ended December 31
                                          2000            1999          1998
                                   ---------------------------------------------

Fixed maturity securities            $17,201,424     $17,999,702    $16,478,963
Cash and short-term investments        2,190,339       1,515,421      1,519,628
Equity securities                      1,745,183         980,953        905,657
Other                                    396,280         115,035        144,433
                                   ---------------------------------------------
   Gross investment income            21,533,226      20,611,111     19,048,681
Investment expenses                   (1,012,823)     (1,062,168)      (781,048)
                                   ---------------------------------------------
   Net investment income             $20,520,403     $19,548,943    $18,267,633
                                   =============================================

The Company's realized gains and losses on investments are summarized as follows:

                                            Year ended December 31
                                     2000             1999            1998
                                  ----------------------------------------------

Fixed maturity securities:
   Gross realized gains             $   28,631      $    226,734     $2,480,522
   Gross realized losses              (600,881)       (3,567,587)      (121,392)
                                  ----------------------------------------------
                                      (572,250)       (3,340,853)     2,359,130
Equity securities:
   Gross realized gains              1,110,315         1,506,652        280,652
   Gross realized losses              (925,811)          (11,305)       (83,734)
                                  ----------------------------------------------
                                       184,504         1,495,347        196,918
Other                                        -                 -       (989,125)
                                  ----------------------------------------------
Net realized (losses)/gains         $ (387,746)      $(1,845,506)    $1,566,923
                                  ==============================================

At December 31, 2000 and 1999, investments with market values of $21,062,100 and $20,111,200, respectively, were on deposit with state insurance departments to satisfy regulatory requirements.

3. Intangible Assets

Intangible assets at December 31 are comprised of the following:

                                                        2000           1999
                                                    -------------  ------------

Gross goodwill                                      $15,155,808     $15,971,182
Gross negative goodwill                              (5,414,768)     (5,414,768)
                                                    -------------  ------------
                                                      9,741,040      10,556,414
Accumulated amortization                                (86,634)        260,004
                                                    -------------  ------------
Net goodwill                                          9,654,406      10,816,418

Non-compete and non-solicitation agreements, net
                                                      1,978,279       2,354,417
                                                    -------------  ------------
                                                    $11,632,685     $13,170,835
                                                    =============  ============

4. Other Assets

Other assets at December 31 are comprised of the following:

                                                     2000          1999
                                                 ------------------------

      Prepaid reinsurance premiums               $3,198,094    $3,057,065
      Furniture, fixtures and equipment, net      2,317,417     2,023,879
      Capital lease on real estate, net           1,439,659     1,480,776
      Other                                       2,566,695     1,127,920
                                                 -------------------------
                                                 $9,521,865    $7,689,640
                                                 =========================

5. Acquisitions

On May 21, 1992, the Company completed its first acquisition of an insurance company (since merged into Colony) for a total price of $5,766,115. The transaction was accounted for as a purchase and resulted in $1,028,400 of goodwill.

On December  30, 1994,  the Company  acquired  all of the  outstanding  stock of
Colony and certain other assets and liabilities for a cash purchase price of $15,000,000. In addition, the Company incurred other costs in connection with this acquisition of $1,963,631, bringing the total to $16,963,631. The transaction was accounted for as a purchase and resulted in $5,414,768 of negative goodwill.

On December 31, 1996, the Company acquired all of the outstanding stock of Rockwood Casualty and certain other assets and liabilities (the "Rockwood Casualty Acquisition") for cash of $41,500,000 and $15,500,000 of 7%, Redeemable Convertible Preferred Stock. The Company also issued discounted warrants to purchase an aggregate of 400,000 shares of Class A Common Stock at an exercise price of $2.50 per share (see Notes 2, 11 and 12 for further discussion). In addition to the cash paid and the stock and warrants issued, the Company incurred costs associated with the acquisition of $2,128,275 bringing the total cost to $59,728,275. The transaction was accounted for as a purchase and resulted in $5,533,129 of goodwill.

On July 31, 1998, the Company acquired all of the outstanding stock of Preferred National and certain other assets and liabilities (the "Preferred National Acquisition") for cash of $35,190,985 and 500,000 shares of Class A Common Stock. The Company also issued warrants to purchase an aggregate of 1,050,000 shares of Class A Common Stock at an exercise price of $10.00 per share (see
Note 12 for further discussion). In addition to the cash paid and the stock and warrants issued, the Company incurred costs associated with the acquisition of $6,542,770 (including costs associated with employee severance or relocation and lease termination), bringing the total cost to $45,883,755. The transaction was accounted for as a purchase and resulted in $8,594,279 of goodwill.

The following table summarizes the effects of the Company's acquisitions:

                              July 31       December 31     December 30       May 21
                               1998             1996           1994            1992
                            Transaction     Transaction     Transaction        Total
                         ---------------------------------------------------------------------------------
Total purchase price       $  45,883,755  $    59,728,275 $  16,963,631   $   5,766,115  $   128,341,776
Liabilities assumed at
   fair value                 45,248,065      166,242,686    67,399,881       1,119,388      280,010,020
Less:  Assets acquired
   at fair value             (82,537,541)    (220,437,832)  (89,778,280)     (5,857,103)    (398,610,756)
                         ---------------------------------------------------------------------------------
Goodwill/(Negative
   goodwill)               $   8,594,279  $     5,533,129 $  (5,414,768)  $   1,028,400  $     9,741,040
                         =================================================================================

The following unaudited pro forma financial information assumes that the Preferred National Acquisition occurred on January 1, 1998.

                                                 Year ended December 31 1998
                                               ---------------------------------
                                               (in 000's, except per share data)
Pro forma revenues                                          $131,846
Pro forma net income                                         $12,231
Pro forma net income available to common shareholders        $11,146
Pro forma net income per share - basic                         $1.13
Pro forma net income per share - diluted                       $0.90

6. Reserve for Losses and Loss Adjustment Expenses

The Company does not believe any of the policies currently being written, or written in recent years, expose the Company to asbestos-related or environmental risks (other than the environmental business intentionally underwritten by the Colony Group on a claims-made basis). After extensive review, the Company has, however, identified two insured accounts written in the 1980s where an asbestos-related exposure exists. The Company's reserves for such costs total $430,200 as of December 31, 2000. Although management has performed extensive reviews of its records to identify insured accounts for which exposure to asbestos-related illnesses exist, courts and legislatures have, in the past, attempted to expand coverage and liability. Accordingly, an indeterminable amount of additional liability could develop. However, this amount should be limited by the very small number of identified insured accounts, limited policy terms, already partially exhausted policy limits, and the existence of significant applicable reinsurance.

Rockwood Group discounts its workers' compensation reserves for both statutory and GAAP financial reporting purposes. The discount rate at December 31, 2000 and 1999 is 4%. Included in the reserve for losses and loss adjustment expenses at December 31, 2000 and 1999 is $52,795,000 and $66,466,000, respectively, related to workers' compensation coverages (which are net of discounts of $9,668,200 and $12,134,300, respectively).

The  following  table  provides a  reconciliation  of the  beginning  and ending
reserve   balances   for   losses   and  loss   adjustment   expenses   ("LAE"),
net-of-reinsurance, to the gross amounts reported in the balance sheet.

                                                                              Year ended December 31
                                                                         2000         1999          1998
                                                                     -----------------------------------------
                                                                                     (in 000's)
Reserve for losses and LAE, net of related reinsurance
   recoverables, at beginning of year                                   $208,870     $203,919      $172,788
Add:
   Provision for losses and LAE for claims occurring in the current
     year, net of reinsurance                                             73,391       71,050        59,324
   Decrease in incurred losses and LAE for claims occurring in
     prior years, net of reinsurance                                     (26,861)     (10,811)       (4,099)
   Provision for discount on claims occurring in the current year         (1,506)      (1,285)       (1,573)
   Provision for discount on claims occurring in prior years               3,972        3,662         2,123
                                                                     -----------------------------------------
   Incurred losses and LAE during the current year, net of
     reinsurance and discount                                             48,996       62,616        55,775
Deduct:
   Losses and LAE payments for claims, net of reinsurance, occurring during:
       Current year                                                      (18,635)     (17,159)      (16,412)
       Prior years                                                       (50,317)     (40,506)      (35,265)
                                                                     -----------------------------------------
                                                                         (68,952)     (57,665)      (51,677)
                                                                     -----------------------------------------
Add:  Reserves related to acquisition                                          -            -        27,033
Reserve for losses and LAE, net of related reinsurance
   recoverables, at end of year                                          188,914      208,870       203,919
Add:  Reinsurance recoverables on unpaid losses and LAE, at end of
   year ($5,055 in 1998 related to acquisition)                           39,314       35,803        27,857
                                                                     -----------------------------------------
Reserve for losses and LAE, gross of reinsurance recoverables on
   unpaid losses and LAE, at end of year                                $228,228     $244,673      $231,776
                                                                     =========================================

The foregoing reconciliation shows that redundancies of $26,861,000, $10,811,000 and $4,099,000 in prior year reserves emerged in 2000, 1999 and 1998, respectively. The majority of these redundancies developed at Rockwood Casualty. In March 2000, Rockwood Casualty had some favorable resolutions to certain claims which resulted in a $14,800,000 reserve release. Additionally, Rockwood Casualty continues to experience lower than expected costs of settling workers' compensation claims and lower than expected per claim costs for incurred but unreported claims. The Company attributes these lower costs primarily to the effects of enacted legislation resulting in the lowering of medical costs and indemnity costs to workers' compensation carriers. As a result, in December 2000, Rockwood Casualty released an additional $8,000,000 from its reserves.

7. Reinsurance

The Company's insurance subsidiaries remain liable to their policyholders if its reinsurers are unable to meet their contractual obligations under applicable reinsurance agreements. To minimize exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. At December 31, 2000, reinsurance recoverables from three reinsurers were $11,717,700, $9,953,600 and $2,936,800, representing approximately 62.6% of the total balance of reinsurance recoverables outstanding.

Net written premiums are summarized as follows:

                                         Year ended December 31
                                   2000             1999           1998
                            ----------------------------------------------
Direct premiums             $ 145,437,632    $ 125,714,378   $104,630,861
Assumed premiums                1,625,615          465,194        426,087
Ceded premiums                (17,174,366)     (16,668,702)   (13,239,642)
                            ----------------------------------------------
Net written premiums        $ 129,888,881    $ 109,510,870   $ 91,817,306
                            ==============================================

Net earned premiums are summarized as follows:

                                       Year ended December 31
                             2000               1999            1998
                       -----------------------------------------------------
Direct premiums            $135,736,032      $128,047,784      $104,972,137
Assumed premiums              1,044,418           420,983         1,477,622
Ceded premiums              (17,033,336)      (17,419,552)      (14,648,865)
                       -----------------------------------------------------
Net earned premiums        $119,747,114      $111,049,215     $  91,800,894
                       =====================================================

Net losses and LAE incurred are summarized as follows:

                                           Year ended December 31
                                   2000            1999             1998
                               ----------------------------------------------
Direct losses and LAE          $62,959,867      $79,060,312     $64,309,972
Assumed losses and LAE            (862,306)         (88,547)      1,117,908
Ceded losses and LAE           (13,101,830)     (16,356,044)     (9,652,642)
                               ----------------------------------------------
Net losses and LAE incurred    $48,995,731      $62,615,721     $55,775,238
                               ==============================================

8. Other Liabilities

Other liabilities at December 31 are comprised of the following:

                                                  2000              1999
                                             ---------------- -----------------

   Federal income tax payable                $     5,009,282  $     2,727,244
   Accounts payable                                4,977,836        3,096,881
   Amounts payable to reinsurers                   4,536,435        2,366,650
   Capital lease obligation                        3,809,728        3,582,215
   Obligations under non-compete and
     non-solicitation agreements
                                                   1,978,279        2,354,416
   Other                                           3,105,972        3,085,622
                                             ---------------- -----------------
                                             $    23,417,532   $   17,213,028
                                             ================ =================

9. Debt

The principal balance outstanding under the Company's credit agreement requires semi-annual payments on January 2 and July 1 and matures on July 1, 2004. On June 28, 2000, the Company amended the terms of its credit agreement to permit the Company to make limited repurchases of its common and preferred stock and to defer a $3,625,000 principal payment due on July 1, 2000. The new maturity schedule is as follows:

                                                    Principal Payment
                        Date
                 --------------------               -------------------
                        2001                            $  7,375,000
                        2002                               8,500,000
                        2003                               9,500,000
                        2004                              10,517,566
                                                    -------------------
                                                         $35,892,566
                                                    ===================

The existing debt is subject to mandatory prepayment (which may be waived by the bank) equal to:

- in the case of an  initial  public  offering,  an  amount  equal to the lesser of 75% of such net cash proceeds or an amount necessary to bring the ratio of debt to total debt and equity to .20 to 1.0;
- 50% of the net cash proceeds of any other equity offering exceeding $250,000 in any fiscal year;
- 100% of the proceeds of any asset disposition greater than $2,000,000 in any fiscal year; and/or
- up to 35% of the Company's excess cash flow (as defined) if the ratio of debt to total debt and equity exceeds certain prescribed levels.

The debt can be segregated into one or more Base Rate Tranches or one or more LIBOR loans at the option of the Company. A Base Rate Tranch will bear interest at the higher of either the bank's prime rate or the Federal Funds Rate plus
 .5%. In the case of a LIBOR loan, the rate will equal the applicable LIBOR rate plus (i) 2.25% if the ratio of debt to total debt and equity is greater than or equal to .40 to 1.0, (ii) 2.00% if such ratio is less than .40 to 1.0 but greater than or equal to .35 to 1.0, and (iii) 1.75% if such ratio is less than
 .35 to 1.0. Interest on each Base Rate loan is payable quarterly and interest on each LIBOR loan is payable according to an alternative period chosen by the Company of one, two or three month periods.

The debt is secured by all of the outstanding stock of the direct subsidiaries of the Company and substantially all of the Company's other assets. The terms of the credit agreement require the Company and its subsidiaries to maintain certain prescribed levels of shareholders' equity, consolidated statutory surplus and various key operating indices or performance measures. Additionally, the terms of the credit agreement prohibit the Company from paying dividends or incurring additional debt.

On February 18, 1997, the Company entered into a contract with the holder of the debt. This contract capped the maximum three month LIBOR rate at 6.40%. The Company accounted for this contract as a hedge on an accrual basis through March 31, 1998. On April 1, 1998, the Company undesignated this contract. On December 29, 1998, the Company settled the contract through an agreement to pay $983,000 and recorded the loss in realized gains/(losses) on investments.

During 2000, 1999 and 1998, the LIBOR rate ranged from 5.86% to 6.82%, 4.98% to 6.27% and 5.31% to 5.82%, respectively. Interest paid by the Company was $3,039,800, $2,932,100 and $3,428,900 for 2000, 1999 and 1998, respectively.

10. Income Taxes

The Company files a consolidated federal income tax return with its subsidiaries. At December 31, 2000, the Company had net operating loss carryforwards of $2,460,300 for income tax purposes which expire in 2009. Utilization of these losses for income tax purposes is subject to certain limitations under Internal Revenue Code Section 382.

The Company's effective income tax rate on pre-tax income is lower than the prevailing corporate federal income tax rate and is summarized as follows:

                                              Year ended December 31
                                        2000            1999           1998
                                    --------------------------------------------
Income tax expense at
  federal rates of 35%               $14,708,701      $7,395,104    $5,717,401

Change in valuation allowance
  on deferred tax assets              (1,113,676)        (57,773)     (108,744)
Other                                   (207,786)       (345,402)     (420,153)
                                    --------------------------------------------
Income tax expense                   $13,387,239      $6,991,929    $5,188,504
                                    ============================================

Federal income taxes paid by the Company, net of refunds, was $12,104,100, $4,514,000 and $3,100,000 for 2000, 1999 and 1998, respectively.

The significant components of the net deferred tax asset at the current prevailing tax rate are summarized as follows:

                                                                                December 31
                                                                  2000             1999             1998
                                                           --------------------------------------------------
Deferred tax assets:
   Reserve for losses and loss adjustment expenses           $   9,137,080   $   9,947,199    $   9,461,412
   Unearned premiums                                             4,335,196       3,449,218        3,530,541
   Net unrealized losses                                                 -       1,730,943                -
   Net operating and capital loss carryforwards                    861,121       1,113,676        1,171,449
   Accrued policyholder dividends                                  420,000         420,000          654,436
   Accrued purchase costs                                          352,991         564,940          920,834
   Other                                                         2,407,346       1,285,039        1,870,303
                                                           --------------------------------------------------
                                                                17,513,734      18,511,015       17,608,975
   Less:  valuation allowance                                            -      (1,113,676)      (1,171,449)
                                                           --------------------------------------------------
Total deferred tax assets                                       17,513,734      17,397,339       16,437,526

Deferred tax liabilities:
   Deferred policy acquisition costs                             5,836,489       5,010,339        5,001,523
   Net unrealized gains                                          1,424,285               -        2,080,818
                                                           --------------------------------------------------
Total deferred tax liabilities                                   7,260,774       5,010,339        7,082,341
                                                           --------------------------------------------------
Net deferred tax assets                                      $  10,252,960   $  12,387,000    $   9,355,185
                                                           ==================================================

  Management periodically reviews the need for a valuation allowance relating to its deferred tax assets. In early 2000, such a review concluded that it was more likely than not that the deferred tax asset related to the net operating loss carryforwards would be realized. The changes in the valuation allowance were recorded as follows:

                                                   Year ended December 31
                                                2000          1999        1998
                                             ----------------------------------
Change recognized in income:
  Reduction for increased likelihood
  of realization                            $(1,113,676)   $(57,773)  $(108,744)
                                            ====================================

11. Capital Stock

Common Stock - Class A Shares
On June 30, 2000, the Company repurchased and retired 1,471,241 shares of its Class A Common Stock at a price of $7.50 per share.

On September 30 and December 31, 1999, warrants to purchase 403,876 shares of Class A Common Stock with exercise prices from $.01 to $2.50 were scheduled to expire. All of these warrants were exercised for total proceeds of $155,306 (see
Note 12 for further discussion).

In early 1999, the Company repurchased and retired 11,841 shares of its Class A Common Stock at a price of $6.75 per share.

Common Stock - Class B Shares
On June 30, 2000, the Company repurchased and retired 9,573 shares of its Class B Common Stock at a price of $7.50 per share. The total cost of this repurchase (including the 1,471,241 shares of Class A Common Stock noted above) was $11,106,105.

In early 1999, the Company repurchased and retired 50,000 shares of its Class B Common Stock at a price of $6.75 per share. The total cost of this repurchase (including the 11,841 shares of Class A Common Stock noted above) was $417,427.

The shares of Class B Common Stock generally have the same rights as the shares of Class A Common Stock except for certain voting rights and restrictions on the Class B shares. All Class B shares will convert automatically to an equal number of Class A shares on the earliest of (a) approval of the holders of two-thirds of the Class A shares, (b) approval by a majority of the Class A Directors, or
(c) April 15, 2002.

Common Stock - Class C Shares
In connection with the Rockwood Casualty Acquisition on December 31, 1996 and on August 25, 1997, the Company issued 31,750 and 733 units, respectively, in a private placement (the "Private Placement") at a price of $400 per unit. Each unit included 100 shares of Class C Common Stock, 100 rights (the "Rights") and one warrant to purchase 7.874 shares of Class A Common Stock. As a result, the Company raised $12,993,200, issued 3,248,300 shares of Class C Common Stock, a corresponding number of Rights and issued warrants to purchase 255,772 shares of Class A Common Stock.

These warrants were exercisable at a price of $.01 each at any time after June 1, 2001 or earlier in the event of a sale of all (or substantially all) of the Company's assets or a change in control of the Company. However, the Company has the right to reacquire all of these warrants at $.01 each at any time after December 31, 2000, since the book value per share of the Company is greater than $7.25. These warrants will be reacquired by the Company in 2001 for a total purchase price of $2,557.

Each Right entitles the holder to the difference between $4.00 per share of Class C Common Stock and the fair value of the Class A Common Stock (if the fair value of Class A Common Stock is less than $4.00 per share) on certain Trigger Event dates. The Company may fulfill its obligations with respect to the Rights, if any, by the payment of cash or the issuance of securities, at the option of the Company. If the Company completes an initial public offering with a per share price of more than $4.00, these Rights terminate pursuant to their terms.

The shares of Class C Common Stock have a liquidation preference over the Class A and Class B shares and are convertible into Class A shares on a one-to-one basis at any time at the option of the holder. In the event of liquidation, the Class C Common Stockholders have priority up to $4.00 per share over the Class A and B shares.

Redeemable Convertible Preferred Stock - Series A
In connection with the Rockwood Casualty Acquisition on December 31, 1996, the Company issued 155,000 shares of Redeemable Convertible Preferred Stock. This stock has a 7% per annum dividend which can be accrued or paid at the option of the Company. The stock was convertible at any time at the option of the holder into 2,583,333 shares of Class A Common Stock (i.e., $6.00 per share) except in the event of an initial public offering when such conversion is mandatory.

In the event of conversion, all accrued but unpaid dividends convert to an 8% subordinated debt of the Company. This debt would mature on December 31, 2003.

The holder of the Redeemable Convertible Preferred Stock is entitled to one vote for each share, voting together as a single class, to nominate and elect one member of the Board of Directors. This right ceases to exist if less than 50,000 shares of Redeemable Convertible Preferred Stock are outstanding at the record date. The holder of these shares has no other voting rights except as required by law.

Each holder of these shares has the right, not earlier than 180 days and not later than 60 days before December 31, 2006, to require the Company to redeem all or any portion of such holder's shares not previously converted at a price per share equal to the stated value (i.e., $100.00 per share) plus all accrued and unpaid dividends at such time. The Company shall have the option to pay the redemption price in cash, by delivery of 8% promissory notes due on demand or by a combination of each. The promissory notes would be subordinate in all respects to the Company's bank debt. Not less than half of the accrued dividends must be paid on December 31, 2003, with the balance payable on December 31, 2004. Payments may be made in cash and/or demand promissory notes issued by the Company.

On June 26, 2000, the Company repurchased and retired 30,000 shares of its Redeemable Convertible Preferred Stock (equivalent to 500,000 Class A Common Stock shares) for a cash price of $3,750,000. As a result of the repurchase, the Company eliminated $735,000 of accrued preferred stock dividends on the related shares.

12. Warrants and Options

Warrants

As of December 31, 2000, the Company had the following warrants outstanding for the purchase of Class A Common Stock:

   Number of
     Shares                 Exercise Price                  Expiration Date
--------------------------------------------------------------------------------
      255,772                   $0.01                      December 31, 2006
       22,500                   $2.20                              -
    1,050,000                  $10.00                       January 31, 2006
-----------------
    1,328,272
=================

A summary of the warrant activity is as follows:

                                          Year ended December 31
                                 2000             1999            1998
                            ------------------------------------------------

Outstanding at January 1         1,728,272       2,132,148        1,082,148

Warrants granted                         -               -        1,050,000
Warrants exercised                       -        (403,876)               -
Warrants cancelled                (400,000)              -                -
                            ------------------------------------------------
Outstanding at December 31       1,328,272       1,728,272        2,132,148
                            ================================================

Exercisable at December 31       1,072,500       1,472,500        1,876,376
                            ================================================

The above totals include 255,772 warrants which will be reacquired pursuant to their terms by the Company during 2001 (see Note 11 for further discussion).

Options

The Company has a 1996 Incentive Plan pursuant to which options to purchase shares of Class A Common Stock may be granted to officers, employees, consultants, advisors and directors of the Company. The number of shares of Class A Common Stock reserved for issuance under this Plan is 3,000,000. The Company also has a 1992 Stock Option Plan pursuant to which options to purchase Class B Common Stock were granted to officers and a director of the Company. The number of shares of Class B Common Stock reserved for issuance under this plan is 250,000. All options granted under these plans are exercisable over a four year period commencing from the anniversary date of the grant except for 150,000 options granted in December 1995 which were fully vested upon their issuance.

During 2000, the Company granted 15,000 non-qualified stock options with an exercise price of $8.50.

During 1999, the Company ratified the prior grant of 885,500 non-qualified stock options, as of the original date of grant, which were not issued pursuant to the plans noted above, to various employees and directors. The exercise price of these options is $7.00 for 600,000 of the options, $8.00 for 275,000 of the options and $5.00 for 10,500 of the options. The latter options were granted in 1997 by the Compensation Committee of the Board of Directors but not ratified until 1999.

As of December 31, 2000, the aggregate shares issuable upon exercise of Class A and Class B options, net of forfeitures, is as follows:

   Number of
     Shares               Exercise Price                    Expiration Date
-------------------------------------------------------------------------------

        15,000                 $8.50                             2010
       241,000                 $8.00                             2009
       590,000                 $7.00                             2008
       470,000                 $5.00                             2007
        88,500                 $4.00                             2003
        60,000                 $2.50                             2005
        90,000                 $2.00                             2002
-----------------
     1,554,500
=================

A summary of the option activity is as follows:
                                          Year ended December 31
                                   2000            1999             1998
                              --------------- ---------------- ---------------

Outstanding at January 1           1,599,500        726,000          750,000

Options granted                       15,000        885,500                -
Options exercised                          -              -                -
Options cancelled                    (60,000)       (12,000)         (24,000)
                              --------------- ---------------- ---------------
Outstanding at December 31         1,554,500      1,599,500          726,000
                              =============== ================ ===============
Exercisable at December 31           946,250        610,875          316,500
                              =============== ================ ===============

13. Related Party Transactions

In connection with the Rockwood Casualty Acquisition, the Company issued warrants to purchase 400,000 shares of Class A Common Stock to two former owners of Rockwood Casualty. These two warrantholders are the owners of a company which purchased the $15,500,000 Redeemable Convertible Preferred Stock issued pursuant to the Rockwood Casualty Acquisition from one of the sellers of Rockwood Casualty (see Note 2 for further discussion).

The Chairman of the Board of Directors of the Company has a consulting contract with the Company for $50,000 per year, which can be terminated by either party upon not less than ninety days written notice.

As part of the December 31, 1996 Private Placement, the Company loaned a total of $200,000 to three of its officers to purchase units in the transaction. A total of 50,000 shares of Class C Common Stock were purchased together with 3,937 contingent warrants to purchase Class A Common Stock at an exercise price of $.01 per share. The notes had an interest rate of 6.5% and were repaid in full during 2000.

14. Commitments and Contingencies

The Company and its subsidiaries are named as defendants in legal actions arising primarily from claims from insurance policies. These actions have been considered in establishing the Company's reserve liabilities. Management and its legal counsel are of the opinion that the settlement of these actions will not have a material adverse effect on the Company's financial position or the results of its operations.

Rockwood Casualty has entered into a fifteen-year capital lease agreement for its home office building with an affiliate of one of the sellers. The lessor is also an affiliate of the holders of the Company's Redeemable Convertible Preferred Stock. Under the terms of this lease, Rockwood Casualty has the option to purchase the property at any time during the lease for a scheduled price equal to all of the remaining fixed payments discounted at 8.5%, including a required payment of $2,500,000 at the end of the lease term. If Rockwood Casualty fails to exercise such option, the lessor may require Rockwood Casualty to purchase the property for $2,500,000 at the conclusion of the lease. For financial reporting purposes, the lease has been recorded in other liabilities at its present value using a discount rate of 8.5%. The future minimum rental payments required under this lease as of December 31, 2000 are as follows:


              2001                                               $      86,000
              2002                                                     261,000
              2003                                                     287,000
              2004                                                     287,000
              2005                                                     287,000
              Thereafter                                             6,281,000
                                                                 ---------------
                                                                   $   7,489,000
                                                                 ===============

The Company leases additional office space under lease agreements that expire at various intervals and are subject to renewal options at market rates prevailing at the time of renewal. At December 31, 2000, future minimum payments under non-cancellable operating leases are as follows:

              2001                                               $     908,500
              2002                                                   1,022,500
              2003                                                   1,063,800
              2004                                                     868,400
              2005                                                     646,000
              Thereafter                                               832,900
                                                                 ---------------
                                                                   $   5,432,100
                                                                 ===============

Additionally as part of the Rockwood Casualty Acquisition, the Company entered into several agreements with former owners and affiliates of Rockwood Casualty, including certain non-solicitation and non-compete agreements, for periods of up to ten years. The agreements require payments as follows: 2001 - $565,000; 2002 to 2006 - $390,000 per year. The net present value of such agreements is recorded as an intangible asset with a corresponding liability recorded in other liabilities.

15. Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share:

                                                                       Year ended December 31
                                                                2000            1999             1998
                                                           --------------- ---------------- ---------------
Numerator:
   Net income available to common shareholders
     (numerator for basic earnings per share)              $   27,657,622      $13,051,939      $10,061,927
   Dividends to redeemable convertible  preferred
     shareholders                                                 980,000        1,085,000        1,085,000
                                                           --------------- ---------------- ---------------
   Net income (numerator for diluted earnings per share)
                                                           $   28,637,622      $14,136,939      $11,146,927
                                                           =============== ================ ===============

Denominator:
   Weighted average common shares outstanding
     (denominator for basic earnings per share)                 9,469,462        9,930,548        9,585,515
                                                           --------------- ---------------- ---------------
   Effect of dilutive securities:
     Warrants                                                     479,649          837,398          904,036
     Employee stock options                                       433,872          367,825          268,024
     Redeemable convertible preferred stock                     2,330,601        2,583,333        2,583,333
                                                           --------------- ---------------- ---------------

Dilutive potential common shares                                3,244,122        3,788,556        3,755,393
                                                           --------------- ---------------- ---------------
   Adjusted weighted average common shares outstanding
     and assumed conversions (denominator for diluted
     earnings per share)                                       12,713,584       13,719,104       13,340,908
                                                           =============== ================ ===============

Net income per share - basic                                        $2.92           $1.31            $1.05
                                                           =============== ================ ===============

Net income per share - diluted                                      $2.25           $1.03            $0.84
                                                           =============== ================ ===============

Warrants to purchase 1,050,000 shares of Class A Common Stock at $10.00 per share were outstanding from July 31, 1998 through December 31, 2000 but were not included in the computation of diluted earnings per share for those years since the exercise price of these warrants was greater than the average fair value of the Class A Common Stock shares.

16. Accumulated Other Comprehensive Income/(Expense)

The following table summarizes the Company's changes in accumulated other comprehensive income/(expense):

                                                               Year ended December 31, 2000
                                                  --------------------------------------------------------
                                                                             Tax
                                                    Pre-Tax Amount       (Expense)/         Net Amount
                                                                           Benefit
                                                  ------------------- ------------------ -----------------
Net unrealized gains on investments arising
   during the year                                       $9,244,524       $(3,237,865)       $6,006,659
Less:  reclassification adjustment for gains
   included in net income                                   193,923           (67,683)          126,240
                                                  ------------------- ------------------ -----------------

Total other comprehensive income                         $9,050,601       $(3,170,182)       $5,880,419
                                                  =================== ================== =================

                                                               Year ended December 31, 1999
                                                  --------------------------------------------------------
                                                                             Tax
                                                    Pre-Tax Amount       (Expense)/         Net Amount
                                                                           Benefit
                                                  ------------------- ------------------ -----------------
Net unrealized losses on investments arising
   during the year                                  $     (8,503,571)      $2,929,422       $(5,574,149)
Less:  reclassification adjustment for losses
   included in net income                                  2,451,248         (857,930)        1,593,318
                                                  ------------------- ------------------ -----------------

Total other comprehensive expense                   $    (10,954,819)      $3,787,352       $(7,167,467)
                                                  =================== ================== =================

                                                               Year ended December 31, 1998
                                                  ------------------ ------------------- -----------------
                                                                       Tax (Expense)/
                                                   Pre-Tax Amount         Benefit           Net Amount
                                                  ------------------ ------------------- -----------------
Net unrealized gains on investments arising
   during the year                                      $2,287,652         $(800,678)      $   1,486,974
Less:  reclassification adjustment for gains
   included in net income                                1,354,027            (473,909)          880,118
                                                  ------------------ ------------------- -----------------

Total other comprehensive income                       $   933,625         $(326,769)      $     606,856
                                                  ================== =================== =================

17. Segment Information

The Company evaluates performance and allocates resources based on premium volume generated by the reportable segments which are separately managed business units. The Company is managed in two reportable segments: Colony Group and Rockwood Group. The Colony Group primarily offers commercial non-admitted and admitted liability and property insurance products. Rockwood Group primarily offers workers' compensation insurance coverages. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company does not allocate assets to the segments for management reporting purposes.

                                     Colony Group     Rockwood
                             Year                       Group         Total
                            ----------------------------------------------------
                                      (in 000's, except combined ratios)

Gross written premiums       2000    $ 100,390        $46,673       $147,063
                             1999       86,275         39,905        126,180
                             1998       65,749         39,308        105,057

Net earned premiums          2000    $ 79,386         $40,361       $119,747
                             1999      76,166          34,883        111,049
                             1998      56,694          35,107         91,801

Statutory combined ratio     2000       96.3%           36.9%          76.3%
                             1999       97.4%           85.5%          93.7%
                             1998      106.1%           91.2%         100.4%

Gross written premiums generated by a single agency for the Colony Group of $16,158,300 represent approximately 11.0% of the Company's consolidated gross written premiums and 16.1% of the Colony Group's gross written premiums for the year ended December 31, 2000.

Approximately $6,600,800 (14.1%) of Rockwood Group's gross written premiums were derived from two agents for the year ended December 31, 2000. The loss of either of these agents could have a material adverse effect on the Company.

Rockwood Group reduced its reserve for loss and loss adjustment expenses by $20,602,600 during 2000 (see Note 6 for further discussion). Absent this release, Rockwood Group and the Company's statutory combined ratio would have been 87.9% and 93.5%, respectively.

18. Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, short-term investments and other long-term investments approximate those assets' fair values. Fair values for investment securities are based on quoted market prices (see Note 2 for a summary of invested asset fair values). The Company has not determined the fair value of its debt obligation; however, management believes that the fair value of this financial instrument does not differ materially from its recorded value.

19. Stock Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB 25") and related Interpretations in accounting for its employee stock options. Under APB 25, when the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized (see Note 12 for a summary of the options issued and outstanding). This methodology was deemed preferable because, as discussed below, the alternative fair value accounting, as provided for under FASB Statement No. 123, Accounting for Stock-Based Compensation, ("Statement 123"), requires use of option valuation models that were not developed for use in valuing employee stock options.

Pro forma information regarding net income and earnings per share is, however, required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by that Statement. The fair value of these options (which is amortized to expense over the vesting period of the options) was estimated at the grant dates using a Black-Scholes option pricing model with the following assumptions:

                                         2000            1999         1998
                                   --------------- --------------  -------------

Risk-free interest rate                 5.20%           6.77%         4.98%
Expected life of the option           10.0 years      10.0 years    10.0 years
Expected stock price volatility          .23             .24           .26

The expected  dividend yield used is 0% for all years since the Company's credit
agreement   prohibits  the  payment  of  dividends   (see  Note  9  for  further
discussion).

The Black-Scholes option valuation model was developed for use in estimating the fair value of publicly traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of publicly traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

The Company's pro forma disclosures, as required under Statement 123 are as follows:

                                                         Year ended December 31
                                                   2000         1999          1998
                                              ------------- ------------  ------------
Pro forma net income                           $27,940,632   $13,395,817  $10,744,095
Pro forma net income available to common
   shareholders                                $26,960,632   $12,310,817  $ 9,659,095
Pro forma earnings per share - basic                $2.85       $1.24         $1.01
Pro forma earnings per share - diluted              $2.20       $0.98         $0.81

The effects of applying Statement 123 for providing pro forma disclosures are not likely to be representative of the effect on pro forma net income for future years as the expense recognition will vary depending on the vesting schedule of the options.

No compensation expense has been recorded in operations in 2000, 1999 or 1998 since all options were issued with exercise prices that equaled or exceeded the then fair value of the Company's stock.

20. Statutory Matters

State  insurance  laws  and  regulations   prescribe  accounting  practices  for
determining statutory net income and equity for insurance companies. In addition, state regulators may permit statutory accounting practices that differ from prescribed practices. Statutory accounting practices prescribed or permitted by regulatory authorities for the Company's insurance subsidiaries differ from GAAP. Shareholders' equity and net income, as determined in accordance with statutory accounting practices, for the insurance subsidiaries are summarized as follows:

                                                Year ended December 31
                                              2000        1999        1998
                                         ---------------------------------------
                                                       (in 000's)

Net income                                    $31,694     $18,238     $13,876
Shareholders' equity                           88,748      85,195      90,467
Minimum statutory capital and surplus          19,000      17,500      17,250

Generally, the capital and surplus of the insurance subsidiaries available for transfer to the parent company are limited to the amounts that the insurance subsidiaries' capital and surplus, as determined in accordance with statutory accounting practices, exceed minimum statutory capital requirements. At December 31, 2000, the amount of dividends available to the Company from subsidiaries during 2001 is $26,746,500; however, such payments may be subject to approval by regulatory authorities depending on when the dividends are actually declared.

The NAIC revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual will be effective January 1, 2001. The domiciliary states of the insurance subsidiaries have adopted the provisions of the revised manual with some modifications (Pennsylvania will continue to permit the discounting of loss and loss adjustment expense reserves). The revised manual has changed, to some extent, prescribed statutory accounting practices and will result in changes to the accounting practices that the insurance subsidiaries use to prepare their statutory-basis financial statements. Management believes the impact of these changes will not adversely affect its total capital and surplus.

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



INTRODUCTION

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 2001 gives effect to the acquisition of Front Royal, Inc. ("Front Royal") as if it had occurred on June 30, 2001. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30,2001 and the year ended December 31, 2000 present operating results of the Company as if the acquisition of Front Royal had occurred at the beginning of each period presented, January 1, 2001 and January 1, 2000, respectively. Pro forma adjustments to reflect the acquisition have been applied to the historical statements of income of the Company. These adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable in the circumstances. The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements and related notes of the corporations incorporated by reference or referred to in this Form 8-K.

The acquisition of Front Royal is accounted for as a purchase in accordance with FASB No. 141, "Business Combinations" and acquired goodwill and other intangible assets are accounted for in accordance FASB No. 142, "Goodwill and Other Intangible Assets". Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities based on their fair values. Allocation of the purchase price is subject to valuations and other studies which are not yet complete. Accordingly, the final allocation may be different from the amounts reflected herein. However, management of the Company does not believe such differences will have a material impact on the results of operations or stockholders' equity.

                              ARGONAUT GROUP, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 2001
                                  (In millions)





                                         Historical                      Pro Forma Adjustments                             Proforma
                                        ----------------------  -------------------------------------------- ----------    ---------
                                        Argonaut    Front                                                                  AGI & FRI
                                        Group, Inc. Royal,Inc.     (a)         (b)         (c)        (d)      Total       Consol.
                                        ---------   ----------  ---------   --------    --------   ---------  ---------    ---------
ASSETS
Investments:
  Fixed maturities, available for sale,
    at fair value                       $   565.7   $  274.7    $  (51.1)   $           $          $          $  (51.1)   $    789.3
  Equity securities, available for sale,
    at fair value                           318.9       36.6       (10.7)                                        (10.7)        344.8
Short-term investments                      123.7       34.7      (103.2)                                       (103.2)         55.2
Other long term investments                   0.0        4.0                                                                     4.0
                                        ---------   --------    ---------   --------    --------   ---------  ---------   ----------
    Total investments                     1,008.3      350.0      (165.0)       0.0         0.0         0.0     (165.0)      1,193.3
                                        ---------   --------    ---------   --------    --------   ---------  ---------   ----------

Cash and cash equivalents                    17.2       12.1                                                                    29.3
Accrued investment income                    13.6        3.5                                                                    17.1
Receivables:
  Due from insureds                         139.3       27.4                                                                   166.7
  Due from reinsurance                      240.1       39.4                                                                   279.5
  Accrued retrospective premiums             17.8        0.0                                                                    17.8
Deferred federal income tax asset, net       63.7        8.8                                1.1          .2        1.3          73.8
Goodwill                                     28.6        9.5        62.3        3.3        (1.1)        6.3       70.8         108.9
Intangibles                                   0.0        1.8                   (1.7)                              (1.7)          0.1
DAC                                           0.0       19.6                                                                    19.6
Other assets                                 16.4       13.2                   (1.0)                              (1.0)         28.6
                                        ---------   --------    ---------   --------    --------   ---------  ---------   ----------
    Total assets                          1,545.0   $  485.3    $ (102.7)   $   0.6     $   0.0    $    6.5   $  (95.6)   $  1,934.7
                                        =========   ========    =========   ========   =========   =========  =========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Reserves for losses and loss adjust-
  ment expenses                         $   916.4   $  232.5    $           $           $          $          $           $  1,148.9
Unearned premiums                            87.8       75.3                                                                   163.1
Other liabilities                            73.2       40.9          1.6       0.6                     6.5        8.7         122.8
Note Payable                                    0       32.3                                                                    32.3
                                        ---------   --------    ---------   --------    --------   ---------  ---------    ---------
    Total liabilities                     1,077.4      381.0          1.6       0.6         0.0         6.5        8.7       1,467.1
                                        ---------   --------    ---------   --------    --------   ---------  ---------   ----------

Shareholders' equity:
Preferred stock                               0.0       12.5       (12.5)                                        (12.5)          0.0
Common stock                                  2.2       16.3       (16.3)                                        (16.3)          2.2
Additional paid-in capital                   93.7        0.0                                                                    93.7
Retained earnings                           257.5       70.5       (70.5)                                        (70.5)        257.5
Accumulated other comprehensive income      114.2        5.0        (5.0)                                         (5.0)        114.2
                                        ---------   --------    ---------   --------    --------   ---------  ---------   ----------
                                            467.6      104.3      (104.3)       0.0         0.0         0.0     (104.3)        467.6
                                        ---------   --------    ---------   --------    --------   ---------  ---------   ----------
Total liabilities and shareholders'
  equity                                $ 1,545.0   $  485.3    $ (102.7)   $   0.6     $   0.0    $    6.5   $  (95.6)   $  1,934.7
                                        =========   ========    =========   ========    ========   =========  =========   ==========



The accompanying notes are an integral part of the unaudited pro forma combined financial information.

                              ARGONAUT GROUP, INC.
             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                         Six Months Ended June 30, 2001
                     (In millions except earnings per share)


                                                          Historical                         Pro Forma
                                               --------------------------------   ------------------------------------
                                               Argonaut         Front
                                               Group, Inc.      Royal Inc.        Adjustments          Consolidated
                                               ---------------  ---------------   ---------------      ---------------
Premiums and other revenue:
Premiums, net                                  $         67.5    $        71.4    $                     $       138.9
Net investment income                                    26.5             11.2              (4.9) e,g            32.8
Gains on sales of investments                             7.1              0.6                                    7.7
                                               ---------------  ---------------   ---------------      ---------------
  Total revenue                                         101.1             83.2              (4.9)               179.4

Expenses:
Losses and loss adjustment expenses                      60.8             48.0                                  108.8
Underwriting, acquisition, and
  insurance expenses                                     36.6             25.2                                   61.8
Other expenses                                            1.4              3.4               (.4) f               4.4
                                               ---------------  ---------------   ---------------      ---------------
  Total expenses                                         98.8             76.6               (.4)                175.0
                                               ---------------  ---------------   ---------------      ---------------

Income(loss) before income taxes                          2.3              6.6              (4.5)                 4.4
Income tax provision (benefit)                            0.1              2.1              (1.4) c                .8
                                               ---------------  ---------------   ---------------      ---------------
  Net income (loss)                            $          2.2   $          4.5    $         (3.1)       $         3.6
                                               ===============  ===============   ===============      ===============

Income (loss)  per common share:
    Basic                                      $         0.10                                          $          0.17
                                               ===============                                         ===============
    Weighted average shares                             21.66                                                    21.66
                                               ===============                                         ===============

    Diluted                                    $         0.10                                          $          0.17
                                               ===============                                         ===============
     Weighted average shares                             21.66                                                   21.66
                                               ===============                                         ===============

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

                              ARGONAUT GROUP, INC.
             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                          Year Ended December 31, 2000
                     (In millions except earnings per share)


                                                            Historical                            Pro Forma
                                                 ----------------------------------   ------------------------------------
                                                 Argonaut           Front
                                                 Group, Inc.        Royal Inc.         Adjustments          Consolidated
                                                 ----------------   ---------------   ----------------      ----------------
Premiums and other revenue:
Premiums, net                                     $        124.6    $        119.7     $                    $         244.3
Net investment income                                       62.0              25.0               (9.8) e,g             77.2
Gains on sales of investments                               23.3              (0.4)                                    22.9
                                                 ----------------   ---------------   ----------------      ----------------
  Total revenue                                            209.9             144.3               (9.8)                344.4

Expenses:
Losses and loss adjustment expenses                        247.6              49.0                                    296.6
Underwriting, acquisition, and                                                                                          0.0
  insurance expenses                                        83.1              44.3                                    127.4
Other expenses                                               8.4               9.0                (.8) f               16.6
                                                 ----------------   ---------------   ----------------      ----------------
  Total expenses                                           339.1             102.3                (.8)                 440.6
                                                 ----------------   ---------------   ----------------      ----------------

Income(loss) before income taxes                          (129.2)             42.0               (9.0)                (96.2)
Income tax provision (benefit)                             (45.9)             13.4               (2.7) c              (35.2)
                                                 ----------------   ---------------   ----------------      ----------------
  Net income (loss)                              $         (83.3)   $         28.6    $          (6.3)       $        (61.0)
                                                 ================   ===============   ================      ================

Income (loss)  per common share:
    Basic                                        $         (3.77)                                           $         (2.76)
                                                 ================                                           ================
    Weighted average shares                                22.07                                                       22.07
                                                 ================                                           ================

    Diluted                                      $         (3.77)                                           $         (2.76)
                                                 ================                                           ================
     Weighted average shares                               22.07                                                       22.07
                                                 ================                                           ================

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

                              ARGONAUT GROUP, INC.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements



Proforma Adjustments
--------------------

(a) Record purchase of all outstanding shares of Front Royal stock for cash price of $165 million and $1.6 mil. in accrued acquisition costs.

(b) Record estimated purchase accounting adjustments as of August 31, 2001, including estimated fair value adjustments, certain exit costs and non-recognition of goodwill previously recorded by Front Royal. These purchase accounting adjustments represent approximate values and are based upon preliminary evaluations. The amounts of similar adjustments to be made when final valuations are determined may vary from the estimated amounts disclosed here.

(c)  Record tax effect of all proforma adjustments using tax rate of 35%.

(d) Accrued investment banking and other acquisition costs (seller's) and related deferred tax impact.

(e) Recognize estimated reduction in investment income due to sale of investments to fund acquisition:
       $3.9 mil. as of June 31, 2001
       $7.8 mil. as of December 31,2000

(f) Reverse depreciation and amortization of assets written down on purchase date.

(g)  Record amortization of purchase accounting adjustmemts on invested assets:
       $1.0 mil. as of June 30, 2001
       $2.0 mil. as of December 31, 2000

                                    SIGNATURE


Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized:

                                ARGONAUT GROUP INC.


November 5, 2001               By:  /s/  Mark E. Watson, III
                                -----------------------------
                                Mark E. Watson, III
                                President (Principal Executive Officer)